Exhibit 1.1

1,265,000 Shares
NOVAMERICAN STEEL INC.
Common Shares
UNDERWRITING AGREEMENT

May [    ], 2005

CIBC World Markets Corp.
as Representative of the several
    Underwriters named in Schedule I hereto
c/o CIBC World Markets Corp.
417 5th Avenue, 2nd Floor
New York, New York 10016

Ladies and Gentlemen:

        The persons listed on Schedule II hereto (the "Selling Shareholders), shareholders of Novamerican Steel Inc., a Canadian corporation (the "Company"), propose, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representative (the "Representative"), an aggregate of 1,100,000 shares (the "Firm Shares") of the Company's common shares (the "Common Shares"). The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto and the respective amounts of the Firm Shares to be sold by each of the Selling Shareholders are set forth opposite their names on Schedule II hereto. In addition, the Selling Shareholders propose to grant to the Underwriters an option to purchase up to an additional 165,000 Common Shares (the "Option Shares") from the Selling Shareholders for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the "Shares."

        The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a Registration Statement (as hereinafter defined) on Form F-3 (No. 333- 122923), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term "Preliminary Prospectus" means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the "Effective Date"), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement"), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of such

Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be.

        The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. The Company and the Selling Shareholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

        1.     Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

          (a)   The Selling Shareholders agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholders, at a purchase price of $[    ] per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased from the Selling Shareholders" on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.

          (b)   The Selling Shareholders hereby grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter, within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representative to the Company and the Selling Shareholders no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

          (c)   Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the "Firm Shares Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

          (d)   Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Selling Shareholders, against delivery of the respective certificates to the Representative for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

          (e)   Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company ("DTC") for the account of such Underwriter. The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

        2.     Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of the Option Shares Closing Date (if any), as follows:

          (a)   On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement or the Prospectus are the statements contained in the second sentence of the last paragraph on the cover and in the fourth, tenth and twelfth (including the ten bullets hereunder) paragraphs under the caption "Underwriting" in the Prospectus.

          (b)   The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

          (c)   The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d)   The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with U.S. generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.

          (e)   Raymond Chabot Grant Thornton LLP, Chartered Accountants, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent registered public accountants as required by the Securities Act and the Rules.

          (f)    The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company, is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization.    The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, or business affairs of the Company and its subsidiaries considered as a whole (a "Material Adverse Effect");

  and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The significant subsidiaries of the Company, within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, that are organized in a United Sates jurisdiction are listed on Schedule V hereto (individually a "Significant U.S. Subsidiary" and collectively the "Significant U.S. Subsidiaries").

          (g)   The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state "Blue Sky" or non U.S. laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

          (h)   The Company and each of its subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business except where the lack of such Intangibles would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles that could have a Material Adverse Effect.

          (i)    The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except as contemplated in the Registration Statement and Prospectus and such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business which is required to be, but has not been, reported on a Form 6-K, or (C) except as contemplated in the Registration Statement and Prospectus declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

          (j)    There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiaries, as the case may be, in accordance with its terms. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiaries, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

          (k)   The statistical and market related data included in the Registration Statement, if any, are based on or derived from sources that the Company believes to be reliable and accurate.

          (l)    Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

          (m)  Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

          (n)   The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding Common Shares have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any Common Shares of the Company or any of its subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Shares, when sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Shares and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

          (o)   No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement. Each director and executive officer of the Company and each shareholder of the Company listed on Schedule III has delivered to the Representative his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto ("Lock-Up Agreement").

          (p)   All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement.

          (q)   Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect.

          (r)   No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required under the Securities Act or the Rules to be described in and that is not described in the Registration Statement and the Prospectus.

          (s)   The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares or any security of the Company to facilitate the sale or resale of any of the Shares.

          (t)    The Company and each of its subsidiaries has filed all U.S. Federal, state, local and non-U.S. tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. The Company is not aware of any tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor is the Company aware of any material proposed additional tax assessments against the Company or any of its subsidiaries.

          (u)   The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market subject to official Notice of Issuance.

          (v)   The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or the quotation of the Common

  Shares on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

          (w)  The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission applicable to the Company, and the statements contained in any such certification are complete and correct; the Company maintains "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the Exchange Act); the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

          (x)   The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus.

          (y)   Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under the state Blue Sky or non-U.S. laws) has been obtained or made and is in full force and effect.

          (z)   There are no affiliations with the NASD among the Company's officers, directors or, to the best of the knowledge of the Company, any five percent or greater shareholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative.

          (aa) (i) Each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to its business; (ii) except as disclosed in the Prospectus, neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in material compliance with all terms and conditions of any such permit, license or approval; (iv) except as disclosed in the Prospectus, to the Company's knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to remedy any noncompliance with Environmental Laws; and

  (v) except as disclosed in the Prospectus, no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CERCLA 1980") or otherwise designated as a contaminated site under applicable state or local law. Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the CERCLA 1980.

          (bb) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

          (cc) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (dd) The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

          (ee) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

          (ff)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (gg) Except as described in the Prospectus or in the documents incorporated by reference into the Prospectus, the Company has not sold or issued any Common Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (hh) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "Reportable Event" (as defined in Section 12 of ERISA) has occurred with respect to any "Pension Plan" (as defined in ERISA) for which the Company could have any liability.

          (ii)   Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

        3.     Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders hereby represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each such Option Shares Closing Date (if any), as follows:

          (a)   The Selling Shareholder has caused certificates and/or a duly executed exercise notice ("Exercise Notice") for the number of Shares to be sold by such Selling Shareholder hereunder to be delivered to the Company (the "Custodian"), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates and/or Exercise Notice to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement dated May    , 2005 among the Custodian, the Company and the Selling Shareholders in a form reasonably acceptable to the Representative (the "Custody Agreement").

          (b)   The Selling Shareholder has granted an irrevocable power of attorney in a form reasonably acceptable to the Representative (the "Power of Attorney") to the person named therein, on behalf of such Selling Shareholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the shares to be sold by such Selling Shareholder pursuant hereto.

          (c)   This Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have each been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.

          (d)   The execution and delivery by the Selling Shareholder of this Agreement and the performance by the Selling Shareholder of its obligations under this Agreement, including the sale and delivery of the Shares to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder, do not and will not, whether with our without the giving of notice or the passage of time or both, (i) violate or contravene any provision of the charter or bylaws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable law, statute, regulation, or filing or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the shares to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to the terms of any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound or to which any of the property or assets of the Selling Shareholder is subject or (iii) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by state Blue Sky or non U.S. laws in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement.

          (e)   The Selling Shareholder has, and on the Firm Shares Closing Date and the Option Share Closing Date, if applicable, will have, valid and marketable title to the Shares to be sold by the Selling Shareholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus.

          (f)    The Selling Shareholder has, and on the Firm Shares Closing Date and the Option Share Closing Date, if applicable, will have, full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder in the manner provided by this Agreement.

          (g)   Upon delivery of and payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, assuming each Underwriter has no notice of any adverse claim, the several Underwriters will receive valid and marketable title to such Shares free and clear of any lien, claim, mortgage, pledge, security interest or other encumbrance.

          (h)   All information relating to the Selling Shareholder furnished in writing by the Selling Shareholder expressly for use in the Registration Statement and Prospectus is, and on each Closing Date will be, true, correct, and complete, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

          (i)    The Selling Shareholder has reviewed the Registration Statement and Prospectus and, although the Selling Shareholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of the Selling Shareholder that would lead the Selling Shareholder to believe that (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements made therein not misleading and (ii) on the Effective Date the Prospectus contained and, on each Closing Date contains, no untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading.

          (j)    The sale of Shares by the Selling Shareholder pursuant to this Agreement is not prompted by the Selling Shareholder's knowledge of any nonpublic material information concerning the Company or any of its subsidiaries.

          (k)   The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (l)    The Selling Shareholder has no actual knowledge that any representation or warranty of the Company set forth in Section 2 above is untrue or inaccurate in any material respect.

          (m)  The representations and warranties of the Selling Shareholder in the Custody Agreement are and on each Closing Date will be, true and correct.

        4.     Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

          (a)   The Registration Statement shall have become effective and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement.

          (b)   No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

          (c)   The representations and warranties of the Company and the Selling Shareholders contained in this Agreement and in the certificates delivered pursuant to Section 4(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company and the Selling Shareholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

          (d)   The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company certifying on behalf of, and in their respective capacities as officers of, the Company, that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

          (e)   The Representative shall have received on each Closing Date a certificate addressed to the Representative and dated such Closing Date, of each Selling Shareholder, to the effect that: (i) the representations, warranties and agreements of such Selling Shareholder in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) such Selling Shareholder has performed all covenants and agreements and satisfied all conditions contained herein; and (iii) such Selling Shareholder has carefully examined the Registration Statement and the Prospectus and, in the opinion of such Selling Shareholder, since the Effective

  Date no event has occurred with respect to such Selling Shareholder which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus.

          (f)    The Representative shall have received, at the time this Agreement is executed and on each Closing Date a signed letter from Raymond Chabot Grant Thornton Chartered Accountants, General Partnership, addressed to the Representative and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (g)   The Representative shall have received on each Closing Date from Stikeman Elliot LLP, Canadian counsel for the Company, an opinion, addressed to the Representative and dated such Closing Date, and stating in effect that:

            (i)    Each of the Company and the Canadian subsidiaries of the Company listed on Schedule IV hereto (individually a "Canadian Subsidiary" and collectively the "Canadian Subsidiaries") has been incorporated and is existing as a corporation in good standing (in respect of the filing of annual returns under the Canada Business Corporations Act (the "CBCA") or pursuant to An Act respecting the publicity of sole proprietorships, partnerships and legal persons (Quebec), as applicable) under the laws of the jurisdiction in which it is incorporated, with the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, and is qualified or is registered as an extra-provincial corporation or entity in good standing under the laws of each jurisdiction in Canada in which it has a business office, as such jurisdictions are set out in the Certificate of an officer of the Company attached as Schedule IV hereto.

            (ii)   The Company has all requisite corporate power and authority to perform its obligations under this Agreement.

            (iii)  The Company's authorized share capital is as set forth in the Registration Statement; the share capital of the Company conforms to the description thereof contained in the Registration Statement or incorporated by reference thereto; the outstanding Common Shares, including the Shares being sold under the Agreement by the Selling Shareholders have been duly authorized and issued and are fully paid and non-assessable; and the form of certificates for the Shares has been approved and adopted by the Company and complies with the requirements of the CBCA relating thereto. The Company has full corporate power and authority to authorize, and has authorized, the Agreement and the transactions contemplated therein; the Agreement has been duly executed and, to the extent delivery is governed by the laws of the Province of Quebec or the laws of Canada applicable therein, duly delivered by the Company.

            (iv)  Neither the consummation of any of the transactions contemplated in the Agreement, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under any law of the province of Quebec or the Federal laws of Canada applicable therein or of the articles or by-laws of the Company or of any of the Canadian Subsidiaries or, to such counsel's knowledge, (such knowledge with respect to (ii) below being based solely on the corresponding statements made by the respective officers of the foregoing entities within the Certificate of an officer of the Company or the respective Canadian Subsidiary attached as Schedule    hereto) of: (i) the terms of any indenture or other agreement or instrument to which the Company or any of the Canadian Subsidiaries is a party and which have been filed by the Company with the Securities and Exchange Commission and set forth on Schedule VI hereto, or (ii) any judgment, order or decree applicable to the Company or any of the Canadian Subsidiaries of any Canadian (a) court, (b) regulatory body, (c) administrative agency, (d) governmental body, or (e) arbitrator having jurisdiction over the Company or the Canadian Subsidiaries.

            (v)   There are no preemptive rights provided for in the CBCA or in the articles or by-laws of the Company that have applied due to the issuance by the Company of any of its issued and outstanding common shares or due to any of the options that the Company has issued under its 1997 Share Option Plan, or that will apply as a result of the transactions contemplated by this Agreement, which includes, for greater certainty, the issuance of an aggregate of 340,00 common shares of the Corporation to Robert D. Taberner, Stephen D. Shaw and Roger Daigneault upon their respective exercise of 141,000, 132,000 and 67,000 options granted to them further to the Corporation's 1997 Share Option Plan and the sale by the Selling Shareholders of the Shares.

            (vi)  No consent, approval, authorization, license or order of, or filing with, any court, government, governmental agency or body of Canada, or of the Province of Quebec, is required for the consummation by the Company of the transactions contemplated in the Agreement, in each case in respect of a distribution or sale of the Shares outside of Canada.

            (vii) To such counsel's knowledge, there is no action, suit, proceeding or other investigation, before any court or before or by any governmental agency, authority or body involving the Company or any of the Canadian Subsidiaries of a character that could reasonably be expected to have a Material Adverse Effect.

            (viii) The statements included in the Registration Statement under the headings "Enforceability of Civil Liabilities", "Canadian Federal Income Tax Consequences" and "Exchange Controls", insofar as such statements constitute matters of law of the Provinces of Quebec or the Federal laws of Canada applicable therein, are accurate in all material respects and accurately present the information with respect to such matters.

            (ix)  A Quebec Court would give effect to the choice of New York Law as the proper law governing the Agreement, provided that such choice of law is bona fide (in the sense that it was not made with a view of avoiding the consequences of the laws of any other jurisdiction), and provided that such choice of law is not manifestly inconsistent with public order as understood in international relations and as that term is applied by a court of competent jurisdiction in the Province of Quebec.

            (x)   There are no reasons under the laws of the Provinces of Quebec or the Federal laws of Canada applicable therein for avoiding the choice of New York Law to govern the Agreement.

            (xi)  If the Agreement is sought to be enforced in the Province of Quebec in accordance with the laws applicable thereto as chosen by the parties, namely New York Law, a Quebec Court would, subject to subsections (ix) and (x) above, recognize the choice of New York Law and apply such law, provided that none of the provisions of the Agreement, or of applicable New York Law, is manifestly inconsistent with public order, as such term is understood within the Province of Quebec, provided however that: (A) in matters of procedure, the laws of the Provinces of Quebec will be applied; and (D) a Quebec Court will retain discretion to decline to hear such action if it is manifestly inconsistent with public order, as such term is understood within the Province of Quebec, for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere.

            (xii) The laws of the Province of Quebec and the Federal laws of Canada applicable therein permit an action to be brought before a Quebec Court on a final and conclusive judgment in personam of a New York Court that is subsisting and unsatisfied respecting the enforcement of the Agreement that is not impeachable as void or voidable under New York Law for a sum certain if:

            (a)   the New York Court rendering such judgment had jurisdiction over the judgment debtor, as determined under the relevant provisions of the Civil Code of Quebec (and submission by the Company in the Agreement or the Registration Statement to the non-exclusive jurisdiction of the New York Court will be sufficient for that purpose);

            (b)   such judgment is not subject to ordinary remedies and is final and enforceable at the place where it was rendered;

            (c)   such judgment was not rendered in contravention of the fundamental principles of procedure;

            (d)   there were no proceedings pending in the Province of Quebec and no judgment rendered in the Province of Quebec or in a third country meeting the necessary conditions for recognition in the Province of Quebec between the same parties, based on the same facts and having the same object;

            (e)   such judgment is not manifestly inconsistent with public order, as such term is understood within the Province of Quebec;

            (f)    such judgment would not be contrary to laws of general application limiting the enforcement of creditors' rights including bankruptcy, reorganization, winding-up and moratorium and does not enforce obligations arising from the taxation laws of a foreign country, unless there is reciprocity;

            (g)   such judgment does not arise from other laws of a public nature, such as penal or expropriation laws;

            (h)   the action to enforce such judgment is commenced in the Province of Quebec within three years; and

            (i)    no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the Quebec Court.

    If the judgment of the New York Court is rendered by default, the plaintiff must prove that the act of procedure initiating the proceedings was duly served on the defendant, and a Quebec Court may refuse recognition or enforcement of the judgment if the defendant proves that, owing to the circumstances, it was unable to learn of the act of procedure or it as not given sufficient time to offer its defense.

    In any such action brought before a Quebec Court, the defendant will only be permitted to argue that the conditions set out above were not met.

    Under the Currency Act (Canada), a Quebec Court may only give judgment in Canadian dollars, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Quebec Court will render its decision in the Canadian currency equivalent of such foreign currency calculated at the rate of exchange prevailing on the date the judgment became enforceable.

    There are no reasons under the laws of the Province of Quebec and the laws of Canada applicable therein for avoiding recognition of judgments of a New York Court under the Agreement based upon public order, as such term is understood within the Province of Quebec.

            (xiii) Equiserve Trust Company, N.A. has been duly appointed transfer agent and registrar of the Company.

        To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representative as to matters which are governed by laws other than the laws of the Province of Quebec and the Federal laws of Canada applicable therein; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representative and counsel for the Underwriters.

        In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statement and the Prospectus and in conferences discussed with officers and other representatives of the Company, representatives of U.S. counsel of the Company, representatives of the independent public accountants for the Company and the U.S. counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or in the Prospectus except as may otherwise set forth in such counsel's opinion, on the basis of the foregoing, nothing has come to such counsel's attention that causes it to believe that the Registration Statement and the Prospectus and any amendment thereto made prior to the date hereof (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), as of its date or as of the date hereof contains or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h)   The Representative shall have received on each Closing Date from McDermott Will & Emery LLP, U.S. counsel for the Company, an opinion, addressed to the Representative and dated such Closing Date, and stating in effect that:

            (i)    Each Significant U.S. Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. Each of the Significant U.S. Subsidiaries is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction listed on Schedule V.

            (ii)   Each of the Significant U.S. Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

            (iii)  In reliance and based on the assumption that this Agreement has been duly and validly authorized and executed by the Company, and to the extent delivery hereof is governed by the laws of the State of New York, this Agreement has been duly delivered by the Company.

            (iv)  In reliance and based on the assumption that each Custody Agreement and each Power of Attorney has been duly and validly authorized and executed by each Selling Shareholder and to the extent delivery hereof is governed by the laws of the State of New York, each such Custody Agreement and each such Power of Attorney has been duly delivered by each such Selling Shareholder and is valid and binding.

            (v)   Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby will (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company or any Significant U.S. Subsidiary pursuant to (a) the terms of, any indenture, mortgage, deed trust, note or other agreement or instrument to which the Company or any Significant U.S. Subsidiary is a party or by which either the Company or any Significant U.S. Subsidiary or any of its assets or properties or businesses is bound and which has been filed by the Company with the Securities and Exchange Commission and is set forth on Schedule VIhereto, or (b) to the best of our knowledge, any judgment, decree or order applicable to the Company or any Subsidiary or (c) any statute, rule or regulation of The Commonwealth of Massachusetts, the State of New York and the Federal laws of the United States of America, or (ii) violate any provision of the charter or by-laws of any U.S. Subsidiary. With respect to the opinion set forth in this paragraph, such counsel expresses no opinion as to whether any statements or representations of the Company made in connection with the transactions contemplated by the Underwriting Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor does such counsel otherwise pass on the accuracy or adequacy of any disclosure or representations, written or oral, made in connection with such transactions.

            (vi)  No consent, approval, authorization, license, registration, qualification or order of any court or governmental agency or regulatory body of the Federal laws of the United States of America, the State of New York or The Commonwealth of Massachusetts which has not been obtained and is not in full force and effect and which is, in such counsel's opinion, is normally applicable to transactions of the type contemplated by this Agreement or is required for the consummation of the transactions contemplated hereby is required for the due authorization, execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated hereby or thereby, except (a) such as have been obtained under the Securities Act, (b) such as may be required under state or non U.S. securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters and (c) such other approvals (specified in such opinion) as have been obtained.

            (vii) To the best of such counsel's knowledge, there is no any action, suit, proceeding or other investigation, before any court or before or by any public body or board in the United States involving the Company or any of the Significant U.S. Subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed or which could reasonably be expected to have a Material Adverse Effect.

            (viii) The Registration Statement, the Prospectus and each amendment or supplement thereto made by the Company prior to the Closing Date comply as to form in all material respects with the applicable requirements of the Securities Act and the Rules (except for the financial statements, the notes thereto, related schedules and other financial and statistical data included therein, as to which such counsel need express no opinion).

            (ix)  The Company's Form 20-F, filed on March 2, 2005, as amended by Amendment No. 1 (the "Amendment") thereto filed on May 3, 2005, incorporated by reference into the Prospectus, at the time the Amendment was filed with the Commission complied as to form in all material respects with the applicable requirements of the Exchange Act and the Rules and appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act and the Rules (except for the financial statements, the notes thereto, related schedules and other financial and statistical data included therein, as to which we need express no opinion). With respect to the opinion set forth in this paragraph, such counsel expresses no opinion as to whether any statements or representations of the Company made in the 20-F and the Amendment contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor does such counsel otherwise pass on the accuracy or adequacy of any disclosure made in such documents.

            (x)   The Registration Statement is effective under the Securities Act, and to such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated. Any required filing of the Prospectus and each amendment or supplement thereto made by the Company prior to the Closing Date pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

            (xi)  The Company is not an "investment company" or an entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

        To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representative as to matters which are governed by laws other than the laws of the State of New York and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representative and counsel for the Underwriters.

        In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representative and representatives of the independent public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, and has not made any independent check or verification of such matters during the course of such counsel's representation of the Company in connection with the transactions contemplated by this Agreement, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented as of its date and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except with respect to the financial statements and notes and schedules thereto and other financial and statistical data, as to which such counsel need express no belief).

          (i)    The Representative shall have received on the Firm Shares Closing Date from Stikeman Elliott LLP, counsel for the Selling Shareholders, an opinion, addressed to the Representative and dated such Closing Date, and stating in effect that:

            (i)    4273281 Canada Inc. (the "Corporate Selling Shareholder"), has full corporate power and authority to authorize, and has duly authorized, the Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement and the transactions contemplated therein; such agreements have been executed and, to the extent delivery is governed by the Laws of Quebec or the Federal laws of Canada applicable therein, delivered by the Corporate Selling Shareholder.

            (ii)   Neither the sale of the Shares, nor the consummation of any other of the transactions contemplated in the Agreement, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under any law of the province of Quebec or the federal laws of Canada applicable therein or of the articles or by-laws of the Corporate Selling Shareholder or, to such counsel's knowledge (such knowledge with respect to (ii) below being based solely on the corresponding statements made by the officer of the Corporate Selling Shareholder within the Certificate of an officer of the Corporate Selling Shareholder attached as Schedule    hereto) of: (i) the terms of any indenture or other agreement or instrument to which the Corporate Selling Shareholder is a party and which has been filed by the Company with the Securities and Exchange Commission and set forth on Schedule VI hereto, or (ii) any judgment, order or decree applicable to the Corporate Selling Shareholder of any Canadian (a) court, (b) regulatory body, (c) administrative agency, (d) governmental body, or (e) arbitrator having jurisdiction over the Corporate Selling Shareholder.

            (iii)  No consent, approval, authorization, license or order of, or filing with, any court, government, governmental agency or body of Canada, or of the Province of Quebec, is required for the valid sale by the Selling Shareholders of the Shares, or for the consummation by the Selling Shareholders of the transactions contemplated in the Agreement, in each case in respect of a distribution or sale of the Shares outside Canada.

            (iv)  Each Selling Shareholders is the registered owner of the number of Shares to be sold by such Selling Shareholder pursuant to this Agreement and each Selling Shareholder has the legal right and authority to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

        To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of the Selling Shareholders and on the opinions of other counsel satisfactory to the Representative as to matters which are governed by laws other than the laws of Canada; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representative and counsel for the Underwriters.

          (j)    The Representative shall have received on each Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, an opinion addressed to the Representative in form and substance satisfactory to the Representative.

          (k)   All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative, and its counsel and the Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP a favorable opinion, addressed to the Representative and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representative may reasonably request, and the Company shall have furnished to Skadden, Arps, Slate, Meagher & Flom LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (l)    The Representative shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule III hereto.

          (m)  The Company and each Selling Shareholder shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

        5.     Covenants of the Company.

          (a)   The Company covenants and agrees as follows:

            (i)    The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

            (ii)   The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (iii)  If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

            (iv)  The Company shall make "generally available to its security holders" an "earning statement" which shall satisfy the last paragraph of Section 11(a) of the Securities Act pursuant to Rule 158(b) of the Rules.

            (v)   The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (vi)  The Company shall cooperate with the Representative and its counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative shall reasonably request and under the laws that govern unregistered securities offerings in the non U.S. jurisdictions identified in writing to you prior to the date hereof; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (vii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder. On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

            (viii) Without the prior written consent of CIBC World Markets Corp., for a period (the "Lock-Up Period") of 90 days after the date of this Agreement, the Company and each of its individual directors and executive officers shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company's existing stock option plan or bonus plan as described in the Registration Statement and the Prospectus. In the event that during this period, (A) any shares are issued pursuant to the Company's existing stock option plan or bonus plan that are exercisable during such 90 day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 90 day period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 90 days after the date of this Agreement, such person will not, without the prior written consent of CIBC World Markets Corp., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any Common Shares (or any securities convertible into, exercisable for, or exchangeable for any Common Shares) owned by such person. Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; the restrictions imposed in this Section 5(viii) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

            (ix)  Prior to the Closing Date the Company will issue no press release or other communication directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them or the offering of the Shares without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the representative, such press release or communication is required by law.

          (b)   The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares to the Underwriters. Subject to the provisions of Section 8, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

          (c)   Subject to any agreement of the Company to provide payment, the Selling Shareholders will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

        6.     Indemnification.

          (a)   The Company and the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, (ii) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter specifically for use therein; and provided further however that the foregoing indemnity agreement with respect to the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares, or any person controlling such Underwriter, to the extent the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement under this Agreement or applicable law, sold Shares to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), if the Company has previously furnished copies thereof reasonably sufficiently in advance of the Closing Date to allow for distribution at or prior to the time of written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(a)(v) hereof. Notwithstanding the foregoing, the liability of the Selling Shareholders pursuant to the provisions of this Section 6(a) shall be limited to an amount equal to the aggregate net proceeds received by such Selling Shareholders from the sale of the Shares sold by the Selling Shareholders hereunder. This indemnity agreement will be in addition to any liability which the Company and Selling Shareholders may otherwise have.

          (b)   Each Underwriter agrees to indemnify and hold harmless the Company, each Selling Shareholder and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Selling Shareholder from such Underwriter. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

          (c)   Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this

  Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) either the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

        7.     Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the shares underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the aggregate net proceeds of the sale of Shares received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or any Selling Shareholder, as the case may be. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

        8.     Termination.

          (a)   This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representative by notifying the Company and the Selling Shareholders at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or

  any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

          (b)   If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Shareholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or any Selling Shareholder, except that (y) if this Agreement is terminated by the Representative or the Underwriters because of any failure, refusal or inability on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Shareholders or to the other Underwriters for damages occasioned by its failure or refusal.

        9.     Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company and the Selling Shareholders shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Company or the Selling Shareholders, as the case may be, to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company or the Selling Shareholders, and without liability on the part of the Company or the Selling Shareholders, except as provided in Sections 5(b), 6, 7 and 8. The provisions of this Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        10.   Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or the Selling Shareholders or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

        This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

        All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, c/o CIBC World Markets Corp., 417 5th Avenue, 2nd Floor, New York, New York 10016 Attention:            , with a copy to Skadden, Arps, Slate Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Richard B. Aftanas, and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Stikeman Elliott LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, Québec, Canada H3B 3V2, Attention Michael L. Richards and André J. Roy and to McDermott Will & Emery LLP, 28 State Street, Boston, Massachusetts 02109, Attention Dennis J. White and David A. Cifrino, (c) if to the Selling Shareholders to                        with a copy to Stikeman Elliott LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, Québec, Canada H3B 3V2, Attention Michael L. Richards and André J. Roy.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Please confirm that the foregoing correctly sets forth the agreement among us.

[Signature Page Follows]

Very truly yours,
NOVAMERICAN STEEL INC.
By:	Title:
4273281 Canada Inc.
By:	Name Goes Here Title:
D. Bryan Jones
Christopher H. Pickwoad
Christopher H. Pickwoad
Stephen D. Shaw
Roger Daigneault
Confirmed:
CIBC WORLD MARKETS CORP.

Acting severally on behalf of itself and as Representative of the several Underwriters named in Schedule I annexed hereto.

By CIBC WORLD MARKETS CORP.

By

        Title:

SCHEDULE I

Name	Number of Firm Shares to be Purchased from the Selling Shareholders
CIBC World Markets Corp.

Total

SchI-1

SCHEDULE II

Name of Selling Shareholders	Number of Firm Shares to Be Sold

Total

SchII-1

SCHEDULE III

Lock-up Signatories

SchIII-1

SCHEDULE IV

Canadian Subsidiaries

Entity	Jurisdiction of Organization	Jurisdiction of Qualification

SchIII-2

SCHEDULE V

Significant U.S. Subsidiaries

Entity	Jurisdiction of Organization	Jurisdiction of Foreign Qualification

SchIII-3

SCHEDULE VI

Agreements

Agreement	Effective Date	Parties	Purpose	Filed with the SEC
Revolving Credit Agreement	April 5, 2001	Nova Tube and Steel, Inc. and American Steel and Aluminum Corp. as Borrowers and Fleet Capital Corporation, Citizens Bank, KeyBank, N.A., and Washington Mutual Bank as Lenders	Establishment of a $40 million revolving credit facility.	Exhibit 4.1 to Form 20-F filed on February 25, 2002.
Term Loan Agreement	April 5, 2001	Annaco General Partnership (Nova Steel Ltd. as general partner) as Borrower and Fleet Capital Corporation, Citizens Bank, KeyBank, N.A., and Washington Mutual Bank as Lenders	Establishment of a $60 million term loan facility and a $53 million term loan facility.	Exhibit 4.2 to Form 20-F filed on February 25, 2002.
Share Purchase Agreement	May 24, 2002	Peter J. Ouimet, Johanne Ouimet, Marc Ouimet, and Sophie Ouimet, as Vendors, and 156499 Canada Inc. (Dino Marra and McKendwell Investments Inc.), as Purchaser	Sale of 49.125% of the Exh outstanding shares of Argo Steel Ltd.	Exhibit 4.3 to Form 20-F filed on February 28, 2003.
Purchase Agreement	June 30, 2003	Novamerican Tube Holdings, Inc. as Purchaser and ISG Venture Inc. as Vendor	Sale of ISG Venture's entire interest in BethNova Tube, LLC.	Exhibit 4.6 to Form 20-F filed on February 27, 2004.

SchIII-4

Exhibit A

FORM OF LOCK-UP AGREEMENT

                      May    , 2005

CIBC World Markets Corp.
As Representative of the Several Underwriters
c/o CIBC World Markets Corp.
300 Madison Avenue
New York, New York 10017

  Re:
  Public Offering of Common Shares of Novamerican Steel Inc.

Ladies and Gentlemen:

        The undersigned, a holder of common shares ("Common Shares"), or rights to acquire Common Shares, of Novamerican Steel Inc. (the "Company") understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company, providing for the public offering (the "Public Offering") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters"), of Common Shares of the Company (the "Securities"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

        In consideration of the Underwriters' agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of CIBC World Markets Corp. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days (the "Lock-Up Period") after the date of the final prospectus relating to the Public Offering (the "Prospectus"), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of CIBC World Markets Corp. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The foregoing shall not apply to (x) Common Shares to be transferred as a bona-fida gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof), and (y) the sale of the Securities to be sold pursuant to the Prospectus.

        Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; the restrictions imposed in this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

A-1

        In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

        The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

        The undersigned, whether or not participating in the Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

        This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,
(Name of Shareholder)
(Name of Shareholder)
Name:
Title:

A-2